Exhibit 1

AGREEMENT AS TO JOINT FILING OF AMENDMENT NO. 1 TO SCHEDULE 13D

Dated February 4, 2011

The undersigned acknowledge and agree that the foregoing statement on Amendment No. 1 to Schedule 13D is filed on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

BLUE HARBOUR GROUP, LP

   By:  Blue Harbour Holdings, LLC, its general partner

       By: /s/ Clifton S. Robbins
       Name:  Clifton S. Robbins
       Title:  Managing Member

BLUE HARBOUR STRATEGIC VALUE
PARTNERS MASTER FUND, LP

   By:  Blue Harbour GP, LLC,  its general partner

       By: /s/ Clifton S. Robbins
       Name:  Clifton S. Robbins
       Title:  Managing Member

BLUE HARBOUR INSTITUTIONAL PARTNERS MASTER FUND, L.P.

   By:  Blue Harbour GP, LLC,  its general partner

       By: /s/ Clifton S. Robbins
       Name:   Clifton S. Robbins
       Title:     Managing Member

BLUE HARBOUR GP, LLC

   By:  /s/ Clifton S. Robbins
   Name:  Clifton S. Robbins
   Title:  Managing Member

BLUE HARBOUR HOLDINGS, LLC

       By:  /s/ Clifton S. Robbins
       Name:  Clifton S. Robbins
       Title:  Managing Member

/s/ Clifton S. Robbins
Clifton S. Robbins